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                                                                  Exhibit 10.11


                        FSI/METRON DISTRIBUTION AGREEMENT

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                                TABLE OF CONTENTS

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ARTICLE 1        GENERAL CONDITIONS...............................................................................1
         1.1      Appointment and Acceptance......................................................................1

         1.2      Distributor Not Agent...........................................................................1

         1.3      Product Registration............................................................................1

         1.4      Term............................................................................................2

         1.5      Customer Sales..................................................................................2

ARTICLE 2        RESPONSIBILITIES AND OBLIGATIONS OF DISTRIBUTOR..................................................2

         2.1      Best Efforts....................................................................................2

         2.2      Terms of Sale...................................................................................2

         2.3      Spare Parts Inventory...........................................................................2

         2.4      No Sub-Distribution.............................................................................3

         2.5      Distribution Functions..........................................................................3

         2.6      Globalization...................................................................................3

         2.7      Applications/Process Support....................................................................3

         2.8      Sales and Marketing Personnel...................................................................3

         2.9      Service Personnel...............................................................................4

         2.10     Consideration...................................................................................4

         2.11     Business Plan...................................................................................4

         2.12     Periodic Performance Reviews....................................................................5

         2.13     Financial Data..................................................................................5

         2.14     Books and Records...............................................................................5

         2.15     Export Sales....................................................................................5

         2.16     Competition.....................................................................................6

         2.17     Indemnification.................................................................................6

         2.18     Limitation of Product Warranty: Warranty........................................................6

         2.19     Insurance.......................................................................................6

         2.20     Escalation Policy...............................................................................6

         2.21     Installation Obligations........................................................................7

         2.22     New Product Introduction Installation Obligations...............................................7

         2.23     Metrics.........................................................................................7
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                                       i.

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                                TABLE OF CONTENTS
                                   (CONTINUED)
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ARTICLE 3    OBLIGATION TO MAINTAIN INTEGRITY OF COMPANY TRADEMARKS, SERVICE
             MARKS AND BRAND NAMES................................................................................7
         3.1      Ownership of Trademarks, Patents, and Copyrights................................................7

         3.2      Prominence of Trademarks........................................................................8

         3.3      Compliance with Laws............................................................................8

         3.4      Notification of Violations......................................................................8

         3.5      Notification of Violations......................................................................8

         3.6      Assistance in the Protection of the Trademarks, Patents, and Copyrights.........................8

         3.7      Limitation on Distributor Rights................................................................8

         3.8      License Agreements..............................................................................9

ARTICLE 4           RESPONSIBILITIES AND OBLIGATIONS OF COMPANY...................................................9
         4.1      Consideration of Orders.........................................................................9

         4.2      Sale by Company.................................................................................9

         4.3      Shipment of Products...........................................................................10

         4.4      Approval of Business Plan......................................................................10

         4.5      Technical and Sales Assistance.................................................................10

         4.6      Stock Obsolescence.............................................................................11

         4.7      New Product Introduction.......................................................................11

         4.8      Newly Acquired Products........................................................................11

         4.9      New Product Installation.......................................................................11

         4.10     Product Performance............................................................................11

ARTICLE 5           TERMS AND TERMINATION........................................................................11
         5.1      Termination; Renewal...........................................................................12

         5.2      Orders.........................................................................................12

         5.3      Default: Failure to Cure.......................................................................13

         5.4      Default: Insolvency............................................................................13

         5.5      Waiver: Repurchase of Inventory................................................................13

         5.6      Terms Applying after Termination...............................................................13

ARTICLE 6           MISCELLANEOUS................................................................................13
         6.1      Confidential Data and Information..............................................................13

         6.2      Financial Condition............................................................................14

         6.3      Affiliates of Company..........................................................................14
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                                       ii.

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                                TABLE OF CONTENTS
                                   (CONTINUED)
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         6.4      Maintenance of Records.........................................................................14

         6.5      Irreparable Harm...............................................................................14

         6.6      Compliance with Governmental Regulations.......................................................14

         6.7      Force Majeure..................................................................................14

         6.8      Non-Assignability..............................................................................15

         6.9      Notice.........................................................................................15

         6.10     Construction of Agreement......................................................................15

         6.11     Compliance with Laws and Regulations...........................................................15

         6.12     Execution......................................................................................16

         6.13     Alternative Dispute Resolution.................................................................16

         6.14     Governing Law..................................................................................17

         6.15     Waiver of Breach...............................................................................17

         6.16     Benefit........................................................................................17

         6.17     No Other Agreements............................................................................17

         6.18     Amendments.....................................................................................17

         6.19     Severability...................................................................................17

         6.20     Solicitation of Employees......................................................................17

         6.21     Competing Principal............................................................................17

         6.22     Resale of Equipment............................................................................17

         6.23     Signatures.....................................................................................17
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                                     iii.

                         FSI/METRON DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made and entered into this 31st day of March, 1998, by and between FSI INTERNATIONAL, INC., organized and existing under the laws of the State of Minnesota, United States of America ("Company"), and METRON TECHNOLOGY B.V., organized and existing under the laws of The Netherlands, ("Distributor").

         WHEREAS, Company designs, manufactures and sells products for use in the microelectronics industry and wishes to expand its market for the Products (defined below) in the geographic territory (defined below) set forth herein;

         WHEREAS, Distributor distributes and sells products in the microelectronics industry and desires to serve as Company's distributor of the Products upon the terms and conditions set forth herein; and

         WHEREAS, Distributor and Company have over the past several months negotiated and developed a formal outline describing their respective roles and responsibilities, which is attached as Exhibit D.

         WHEREAS, the Company and Distributor desire to enter into a new Distribution Agreement to reflect the terms and provisions of Exhibit D.

         NOW, THEREFORE, Company and Distributor hereby agree as follows:

1.       GENERAL CONDITIONS

         1.1 APPOINTMENT AND ACCEPTANCE. Subject to terms and conditions contained in this Agreement, Company hereby hires and appoints, and Distributor hereby undertakes and accepts, an appointment as the Distributor of those Company products described in Exhibit A, Part I and spare parts related thereto (described below) ("Spare Parts") (collectively "Products") for the geographic territory described or defined in Exhibit B, Part I ("Territory") for the period commencing on the date set forth above (the "Effective Date") for the term set forth in Section 1.4 hereof. Distributor agrees to sell Products to all customers within the Territory ("Customers"), except for those customers Products or geographic areas specifically excluded in Exhibit B, Part II.

         1.2 DISTRIBUTOR NOT AGENT. Distributor is not an agent, servant, employee, co-partner, or joint venture of or for Company for any purpose whatsoever. Distributor shall not have any right or authority to assume or create any obligation or responsibility, expressed or implied, on behalf of or in the name of Company, or to bind Company in any manner or way whatsoever. Distributor shall perform its duties and obligations under this Agreement as an independent contractor.

         1.3 PRODUCT REGISTRATION. If required by local law, registration of Products shall be in the name of the Company whenever possible. Within thirty
(30) days of the date of this Agreement, any registration documents required under local law shall be provided to Company by Distributor. A copy of registration documents are to be provided to the Company within ten (10) days of receiving registration by Distributor if the registration is granted after the effective

                                     1.

date of this Agreement. If this Agreement is terminated, then said registrations belong solely to Company and Distributor shall execute any assignments, modifications or changes necessary to immediately transfer such registration(s) to Company.

         1.4 TERM. This Agreement shall take effect as of the Effective Date and shall continue until January 31, 2000 (the "Initial Term"), unless sooner terminated as provided in Article 5.

         1.5 CUSTOMER SALES. Distributor will follow its discount escalation policy in its negotiations with its customers and will provide Company with a current copy of same. Except to the extent expressly prohibited by applicable law, Distributor shall not discount prices to global customers; (I.E., those with multi-geographic locations or influence including existing or future joint ventures) below Company's U.S. list (exclusive of any applicable Company discounts to such customers) without Company's prior knowledge and consent. Upon request, Distributor shall inform FSI of the discounts provided to its customers and of complete sales proposals to potential customers. Sales proposals to potential customers will be consistent with the divisional or product format approved by the Company.

2.       RESPONSIBILITIES AND OBLIGATIONS OF DISTRIBUTOR.

         2.1 BEST EFFORTS. Distributor shall exercise its best efforts to sell Products in the Territory to the reasonable satisfaction of Company, and in connection therewith, Distributor shall carry out its responsibilities and obligations set forth in this Article 2.

         2.2 TERMS OF SALE. Distributor shall purchase Products in accordance with Company's current prices, terms, and conditions of sale as established by Company as of the date of sale and as set forth in Exhibit A, Parts I, II, and III. No terms proposed by Distributor in a Purchase order or otherwise that are different from or in addition to the terms of this Agreement shall apply to any purchase hereunder unless expressly agreed to in writing by an authorized representative of the Company. Company may, in its absolute discretion, change the prices, terms and conditions of sale, other than Distributor discounts or commissions, upon sixty (60) days prior written notice to Distributor; PROVIDED, HOWEVER, that Company will hold prices on firm quotes for products (but not Spare Parts) issued in writing by Distributor to a Customer prior to the notice of the price increase where the delivery date is within 180 days of the effective date of such price increase so long as said Customer accepts that delivery date and issues an order consistent with Product lead times. Notwithstanding anything contained in this Section, prices are subject to change immediately and without notice for correction of errors or Product structure changes. Distributor shall make payment in full within sixty (60) days of shipment.

         2.3 SPARE PARTS INVENTORY. Distributor shall maintain a level of Spare Parts inventory necessary to enable Distributor to carry out its distribution responsibilities and obligations under this Agreement. The level of such inventory shall be as set forth in Distributor's Initial and Periodic Business Plans as approved by Company as set forth in Section 2.11 below. Upon reasonable advance notice, Distributor shall permit Company's representatives to enter its premises during normal business hours and at regular intervals to verify the inventory level of Products and to examine parts from which a credit or warranty claim is or had been made.

                                     2.

         Notwithstanding the provisions of Exhibit E, for two years following a new product's introduction to which this Agreement, applies any spare parts purchase during the first twelve months following the new product introduction may be returned by Distributor within the two-year anniversary of the product's introduction for a credit at Distributor's original cost. Any spare parts for such new product obsoleted during this period will be covered by the Company's general spare parts policy.

         2.4 NO SUB-DISTRIBUTION. Distributor shall not appoint sub-distributors in the Territory to carry out its responsibilities and obligations under this Agreement.

         2.5 DISTRIBUTION FUNCTIONS. Except for those Products, Territories, or Customers listed in Exhibit B, Part II and notwithstanding any other provisions contained herein, Distributor shall perform directly all ordering, handling, stocking, selling, shipping, installation, and all warranty, application, and engineering support necessary to distribute Products effectively throughout the Territory, shall adequately maintain agreed upon levels of Spare Parts inventory in good and marketable condition. Unless otherwise agreed in writing by Company, Distributor will not distribute directly or indirectly in the Territory any products, control systems or systems which are similar to or competitive with the Products or their applications; PROVIDED, HOWEVER, that Distributor may, with the written permission of Company, manufacture items integral to Company's equipment, control systems, or systems. Exhibit C Part I sets forth Distributor's general responsibilities with respect to Product sales and service hereunder, which responsibilities may be revised from time to time to include new products.

         2.6 GLOBALIZATION. Although Distributor's sales responsibility is limited to the Territory, Distributor and Company recognize that customers within the Territory may have facilities or business relationships outside the Territory. Distributor agrees to actively support the Company's globalization efforts including sales to Distributor's customers outside of the Territory. Distributor acknowledges that support of this globalization effort is part of its obligations under this Agreement and that it will not be entitled to any additional compensation for sales to its customers outside of the Territory unless such sale has been identified as a "strategic account" as part of the Company's globalization efforts and then only to the extent such globalization plan provides for compensation.

         2.7 APPLICATIONS/PROCESS SUPPORT. In addition to its
responsibilities above, Distributor shall provide applications/process support in the Territory by:

         Providing trained field applications personnel in Asia and Europe to troubleshoot and define customer processes and supply reports and data to Company with respect to such endeavors;

         Participating and facilitating user conferences with Customers and Company;

         Providing ongoing support directly or in cooperation with Company to Customers in the areas of applications development, system acceptance and qualification, troubleshooting, data collection and process refinement.

         2.8 SALES AND MARKETING PERSONNEL. Distributor shall engage and maintain, at its sole expense, fully qualified and technically knowledgeable sales and marketing personnel to

                                     3.

promote the sale and service of Products in the Territory as set forth in Distributor's Business Plan. Distributor's sales and marketing personnel shall actually participate with Company in developing product and marketing plans, in user groups and in Company programs relating to the marketing, sale and promotion of the Products. Distributor shall also participate in trade shows and exhibitions to promote the sale of Products in the Territory. Distributor shall organize, at its expense, Product training seminars as may be reasonably necessary to promote effectively the sale of Products in the Territory. Distributor's use of non-qualified personnel to sell, market or represent the Company in any way is prohibited.

         2.9 SERVICE PERSONNEL. Distributor's Service Personnel must have relevant technical background or experience. They must also meet any minimum standards set by FSI prior to training for certification on FSI's Products. The Distributor also will train its Service Personnel and supply them with the proper tools and Distributor shall only permit level 3 certified service personnel to service and maintain Products. Distributor also agrees to supply its Service Personnel with and train them regarding safety equipment. Distributor also agrees to maintain adequate service levels and to provide retraining and recertification of its personnel and the Company will provide assistance in establishing such levels. The Company may provide Distributor with guidelines as to the qualifications, certifications, and abilities of Distributor's service personnel. In the event that Company is required to provide installation support to Distributor due to the non-certification of Distributor's personnel, Distributor shall reimburse Company at Company's then current hourly labor rate for each hour of service (plus travel expenses) for such services.

         2.10 CONSIDERATION. The grant of distribution rights is the sole consideration provided by Company to Distributor for activities undertaken by Distributor pursuant to this Agreement. Distributor is not entitled to any compensation from Company for such activities, unless Company so agrees in writing. All travel and selling expenses associated with sale and service of Products shall be the sole responsibility of Distributor.

         2.11 BUSINESS PLAN. Within ninety (90) days of the execution of this Agreement, Distributor shall submit to Company an initial business plan (the "Initial Business Plan") for its review and comment per Section 4.4. After submission of the Initial Business Plan, Distributor shall update and submit periodically (but no less than annually) to Company a written business plan (the "Business Plan"), which shall set forth information including, but not limited to, the number and addresses of locations within the Territory where Distributor intends to maintain inventory, a projected level of annual sales of Products which Distributor intends to achieve within the Territory and Distributor's marketing strategies for the Product. Such sales projections shall set forth estimated US dollar sales and volume of each Product by Territory. After receipt of the Initial Business Plan, Company shall provide to Distributor the form and content of such Business Plan at least ninety
(90) days prior to the start of Company's next fiscal year:

         In addition, if requested to do so by Company, Distributor shall provide or cause to be provided:

              2.11.1 Distributor's current price lists for the sale of Products to its customers in the Territory.

                                     4.

             2.11.2 Distributor's merchandising plans and programs developed and utilized with copies of any promotional written materials that contain the Company name or logo.

             2.11.3 Distributor's actual and planned sales volumes, itemized by Product and customer.

             2.11.4 Any other information reasonably related to the selling and marketing of Products in the Territory.

             2.11.5 Such information as the Company may reasonably request to satisfy itself that Distributor is addressing internal hardware and software systems issue related to Year 2000 compliance to insure there is no interruption of its business.

         2.12 PERIODIC PERFORMANCE REVIEWS. During the term of this Agreement, Distributor shall provide Company with performance reviews at a mutually agreed upon frequency (E.G. quarterly, four month intervals). Such written performance reviews shall include, but not be limited to, the identification of Products sold by the quantities and the selling prices or costs thereof, the names and locations of customers to whom such Products were sold in the Territory, the current and near term goals of Distributor, quarterly metric reports, warranty claims, pricing, leads, customer surveys, Product performance, cycletime/problem resolution, installations, post-installation status reports, and any other information that Company may from time to time reasonably deem appropriate.

         2.13 FINANCIAL DATA. Distributor shall promptly provide quarterly financial information reflecting Distributor's current financial condition and operating results to Company's Chief Financial Officer. Company shall keep such information confidential.

         2.14 BOOKS AND RECORDS. Distributor shall keep accurate records and accounts of all transactions covered by this Agreement, such as sales by account, purchase orders, correspondence, Product sales, and tracking of samples, and shall permit examination by Company or its representatives, at any time during normal business hours, of such accounts and transactions with customers. Company's right to examine such accounts and transactions shall cease one year after the termination of this Agreement. Any requests for review made after termination will be limited to a specific issue which Company is investigating. Distributor shall keep, by Product and customer location, records of all systems installed including records relating to meantime between failure, service records, revision levels installed, maintenance records, spare parts records, warranty service, installation drawing, hookups, and acceptance criteria and shall provide copies of same to Company upon its request. In addition, Distributor shall keep records regarding the training and qualification of its Service Personnel, and related items.

         2.15 EXPORT SALES. Without Company's written consent, Distributor shall not sell Products to customers within the Territory if Distributor knows or reasonably could determine that such Products are intended for sale or use outside the Territory. If Distributor acquires knowledge of the opportunity for such sale, Distributor shall inform Company of such opportunity, including the identity of the prospective customer, and provide support consistent with Company's globalization strategy.

                                     5.

         2.16 COMPETITION. Distributor shall promptly report unfair competitive acts by others and shall take such steps as are reasonably necessary to protect the Company's goodwill and reputation throughout the Territory; PROVIDED, HOWEVER, that Distributor shall not have any authority to bring or defend any legal action in the name of the Company or its affiliates without the Company's prior written consent. In addition, if the offerings of FSI products include OEM modules (I.E., an MHS System) Metron shall not purchase such modules other than through FSI without FSI's express written consent.

         2.17 INDEMNIFICATION. Distributor shall indemnify, defend, and hold harmless the Company and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from loss, liability, costs, damages, or expenses from any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorney's fees, and other expenses of every nature and character by reason of Distributor's actions, inactions, performance, or business hereunder or that of its agents, employees, subcontractors or others acting on its behalf. Distributor further agrees that the provisions contained in this section shall survive the termination or expiration of this Agreement and shall be liberally construed in favor of Company.

         2.18 LIMITATION OF PRODUCT WARRANTY: WARRANTY. COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED (INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE) EXCEPT THOSE SET FORTH IN COMPANY'S THEN CURRENT PUBLISHED WARRANTY POLICIES AND PROCEDURES APPLICABLE TO A PARTICULAR PRODUCT. Distributor hereby accepts Company's then current published warranty with respect to a Product and with respect to applications of a Product and agrees that such warranty shall be extended by the Distributor to Customers in the Territory. Distributor is responsible for any modifications to Company's standard warranty agreed to by Distributor and shall also provide written notice of any such modifications to Company. Distributor also agrees to provide support for and to implement Company's upgrade and corrective action programs. Company reserves the right to change the terms and conditions of the referenced warranty at its sole option upon 30 days written notice to Distributor and any and all such changes in and to the referenced warranty shall become effective upon expiration of the notice period. The parties hereto acknowledge and agree that Company's liability with respect to any Product shall be limited solely to Company's referenced warranty, as may be changed or modified from time to time by Company, in its sole discretion.

         2.19 INSURANCE. During the term of this Agreement and for a period of two years thereafter, Distributor agrees to maintain polices of insurance of the nature and amounts specified below:

    -  General commercial liability insurance of at least $2.0 Million.
    -  Property damage insurance of at least $2.0 Million.
    - Other statutory insurance provisions required by the applicable laws of the Territory.

         2.20 ESCALATION POLICY. If Distributor is not meeting its performance objectives, Company and Distributor will mutually develop and document a performance improvement plan

                                     6.

which may include adjustments in the compensation arrangements provided for in this Agreement. Further, the parties agree to follow mutually agreed upon escalation policies to promote the proper and effective resolution of any issues among them or with customers.

         2.21 INSTALLATION OBLIGATIONS. Distributor is primarily responsible for installation, commissioning, start up and acceptance, except as provided in Section 4.9 with respect to the first two installations of a new product in each of Asia and Europe. Generally, Distributor's installation/service personnel are expected to be certified prior to the third installation of each Product in Asia and in Europe. If certified personnel are not available, the Company and Distributor agree that at the time of the acceptance of such order a determination will be made whether Company will perform the installation and reduce the discount to Distributor or if Company will bill Distributor on an hourly basis for support and service provided by Company. Distributor may use subcontractors to assist on an installation so long as they are insured, bonded and certified to service that FSI Product. Distributor accepts full responsibility and liability for such subcontractors' work.

         2.22 NEW PRODUCT INTRODUCTION INSTALLATION OBLIGATIONS. With respect to a new product to which this Agreement applies, Distributor will:

    -   develop an internal plan to insure it can support the product;
    - commit sales parts personnel to participate in product introduction programs and develop strategic and tactical sales and market plans;
    - provide qualified sales and service personnel to be trained and/or certified with respect to the product; and
    - assist in the development and implementation of Company's marketing and strategic plans

         2.23 METRICS. Distributor and Company shall agree upon Distributor's performance metrics during the term of this Agreement, which will include not only the Business Plan and Quarterly Plans referred to above, but also (i) price attainment and lead attainment goals and incentives; (ii) customer satisfaction surveys (similar to Company's own survey); (iii) service and installation metrics in a form acceptable to Company; (iv) tool performance; and (v) cycle time problem resolution. Failure to achieve satisfactory metrics will result in mutually agreed upon escalation policies which may impact the compensation arrangements under this Agreement.

3. OBLIGATION TO MAINTAIN INTEGRITY OF COMPANY TRADEMARKS, SERVICE MARKS AND BRAND NAMES

         3.1 OWNERSHIP OF TRADEMARKS, PATENTS, AND COPYRIGHTS. Distributor acknowledges Company's exclusive right, title, and interest in and to any and all trademarks and trade names, whether or not registered, (hereinafter, such trademarks and trade names shall be collectively referred to as "Trademarks"), patents ("Patents"), copyrights ("Copyrights") and trade secrets or know-how which Company may have at any time created, adopted, used, registered, or been issued in the United States of America or in any other location, and Distributor agrees that it shall not do, or cause to be done, any acts or things contesting or in any

                                     7.

way impairing or tending to impair any portion of Company's right, title, and interest in and to the Trademarks, Patents, Copyrights, trade secrets and know-how.

         3.2 PROMINENCE OF TRADEMARKS. In advertising, promotions or in any other manner so as to identify Products, Distributor shall clearly indicate Company's ownership of the Trademarks, Patents, and Copyrights. Distributor further agrees that before distributing or publishing any sales literature, promotional or descriptive materials, Company shall have the right upon request, to inspect, edit and approve of such materials and the Distributor shall provide Company with an opportunity to inspect, edit and approve such materials as a matter of routine.

         3.3 COMPLIANCE WITH LAWS. When referring to the Trademarks, Patents, and Copyrights, Distributor shall comply with any and all applicable laws and regulations within the Territory or the United States.

         3.4 NOTIFICATION OF VIOLATIONS. Distributor shall promptly notify Company, in writing, of any and all infringements, imitations, illegal use or misuse of the Trademarks, Patents, and/or Copyrights which shall come to the Distributor's attention. Distributor further agrees that it shall take action in connection with infringement of the Trademarks, Patents, and/or Copyrights, and/or trade secrets and otherwise attempt to prevent the infringement, imitation, illegal use or misuse of the Trademarks, Patents, and/or Copyrights only with Company's prior written consent.

         3.5 NOTIFICATION OF VIOLATIONS. Distributor agrees, except to the extent prohibited by applicable law, to render to Company any and all assistance reasonably requested of it by Company in connection with the protection and/or registration of Trademarks, Patents, and/or Copyrights, and to make promptly available to Company Distributor's personnel files and any other files or records, or any other information it possesses, or to which it has access, which may be of use to Company in connection with this Article 3, except to the extent prohibited by applicable law.

         3.6 ASSISTANCE IN THE PROTECTION OF THE TRADEMARKS, PATENTS, AND COPYRIGHTS. Distributor agrees that at no time during the term of this Agreement, nor at any time after this Agreement's expiration or termination, shall Distributor adopt, register, or use in any manner whatsoever or permit the adoption, registration, or use without Company's prior written consent, any word, symbol, or combination thereof, which in any way imitates, resembles, or is similar to any Trademarks of Company, nor shall Distributor in any manner whatsoever infringe the rights of Company in any Patent or Copyright.

         3.7 LIMITATION ON DISTRIBUTOR RIGHTS. By executing this Agreement, Distributor hereby agrees to grant and does grant to Company an exclusive worldwide royalty-free license to make, have made, offer for sale, use, sell, import, duplicate, create derivative works, distribute, perform and to display all improvements, modifications or inventions (whether patentable or not) that Distributor has made in the past or makes to any Product or any process implemented or capable of being implemented on a Company Product during the period of this Agreement and for two years thereafter. Said license agreement shall be in a form reasonably acceptable to Company, in its sole discretion. With respect to all such inventions, during the term of this

                                     8.

Agreement, Metron agrees to prosecute and be responsible for the costs associated with prosecuting such inventions. If following termination of this Agreement, Metron intends to abandon prosecution of any inventions or the maintenance of a patent related to the Products of the Company or processes related thereto, it shall provide the Company with at least 60 days advance notice and the right to prosecute or continue maintenance of such patent at Company's cost.

         3.8 LICENSE AGREEMENT. By executing this Agreement, Distributor hereby agrees to grant and does grant to Company an exclusive worldwide royalty-free license to make, have made, offer for sale, use, sell, import, duplicate, create derivative works, distribute, perform and to display all improvements, modifications or inventions (whether patentable or not) that Distributor has made in the past or makes to any Product or any process implemented or capable of being implemented on a Company Product during the period of this Agreement and for two years thereafter. Said license agreement shall be in a form reasonably acceptable to Company, in its sole discretion. With respect to all such inventions during the term of this Agreement, Metron agrees to prosecute and be responsible for the costs associated with prosecuting such inventions. If following termination of this Agreement, Metron intends to abandon prosecution of any inventions or the maintenance of a patent related to the Products of the Company or processes related thereto, it shall provide the Company with at least 60 days advance notice and the right to prosecute or continue maintenance of such patent at Company's cost.

4.       RESPONSIBILITIES AND OBLIGATIONS OF COMPANY

         4.1 CONSIDERATION OF ORDERS. Company shall give reasonable consideration to Distributor's orders for Products and shall make shipments of accepted orders promptly in accordance with Company's production schedule and subject to Product manufacturing lead times. If not rejected within seven
(7) business days, all orders for Products shall be considered accepted. After acceptance, order cancellations by Distributor are subject to Company's cancellation policy provided however, the parties recognize that there are circumstances where it would be inequitable to impose such charges.

         4.2 SALE BY COMPANY. Company shall, subject to commercial availability, offer for sale to Distributor those Products listed on Exhibit A for resale to Customers within the Territory. Company will not knowingly sell Products to customers within the Territory except as included within Company's responsibility pursuant to Exhibit B. Notwithstanding the preceding sentence, if Company reasonably determines that additional sales are desirable for the full development of the Products in the Territory, and Distributor has demonstrated that it is unable to develop fully the market for Products to Customers in the Territory, then Company may, without notice and without Distributor's consent, sell Product in the Territory so long as Company does not change the compensation structure of Distributor. Company further reserves the right, on a product by product basis, to sell or, in the Company's sole discretion, to establish a local presence through a joint venture, strategic alliance or otherwise for any one or more of Company's Divisions or Products, provided, however, that Company will obtain the consent of Distributor if such change modifies Distributor's compensation structure. If the Distributor does not consent within thirty (30) days of notice thereof, then Company will give Distributor twelve (12) months notice of its intent to enter the market and change the compensation structure. The prices and terms fixed by Company for sales to Distributor hereunder are special prices and

                                     9.

terms applicable only to the Company Products intended for ultimate resale in the Territory for which Distributor is responsible and in which Distributor is to employ all its marketing efforts.

         4.3 SHIPMENT OF PRODUCTS. Unless otherwise determined by Company, Products shall be sold f.o.b. Company's warehouse/distribution center and title and risk of loss shall pass to Distributor at the f.o.b. point.

         4.4 APPROVAL OF BUSINESS PLAN. Company shall notify Distributor in writing within thirty (30) days of receipt whether or not Distributor's Business Plan is acceptable and, if unacceptable, the portions thereof which require revision. Distributor shall have thirty (30) days to revise its Business Plan to the reasonable satisfaction of Company. Distributor's failure to revise its Business Plan to the reasonable satisfaction of Company shall constitute a substantive breach of this Agreement.

         4.5 TECHNICAL AND SALES ASSISTANCE. Company will assist Distributor in promoting sales of Products within the Territory by:

              4.5.1 Providing periodic technical and sales training seminars and programs relating to the sales and service of Products, in the United States for the training and certification of Distributor's personnel, and the relevant certification criteria for such personnel;

              4.5.2 Providing technical service and support, including the establishment of procedures for the installation, design and certified training process and the tools required for installation;

              4.5.3 Providing technical service and promotional literature including any documentation and drawings of maintenance procedures and tool configurations;

              4.5.4 Making joint sales calls and conducting Product seminars in support of Distributor's sales efforts in the Territory;

              4.5.5 Providing the necessary personnel, guidance and support for the initial installation of a new Product-in the Territory;

              4.5.6 Providing new Product introduction service obligations;

              4.5.7 Providing telephone support during normal business hours;

              4.5.8 Making Company Service Personnel available for assistance at its prevailing hourly rates, plus travel expenses;

              4.5.9 Providing Distributor with guidelines for staffing levels and the job descriptions and qualifications of such individuals;

              4.5.10 Providing copies to Distributor of process, technical, service and safety bulletins;

              4.5.11 Assisting Distributor in developing its Initial and Business Plans; and

                                     10.

              4.5.12 Providing any other assistance that Company may deem appropriate to promote Product sales in the Territory.

Each party shall be responsible for the expenses (including the cost of transportation, meals and lodging) incurred by its own employees with respect to subparagraphs 4.5.1, 4.5.2, 4.5.4, and 4.5.5 above. In addition to this Section 4.5, Exhibit C. Part II sets forth in general Company's overall responsibilities with respect to Product sales and service hereunder.

         4.6 STOCK OBSOLESCENCE. Commencing on or before June 30, 1998, Company shall issue quarterly Spare Parts obsolescence reports ("Quarterly Obsolescence Report") which shall list by part number the obsolescence status/category and estimate the effective date for the Spare Parts status change. Categories of obsolescence are as follows:

         "Obsolete Immediately" means the part is obsoleted immediately for safety reasons; or

         "Obsolete Over Time" means the part may be used or returned over the specified time period, typically not exceeding six (6) months.

For purposes of sub-sections 4.6.1 and 4.6.2 above, Company's order administration will provide instructions for return of the obsolete parts. No restocking fee will apply in the case of Subsection 4.6.1 or in the case of
4.6.2 when the obsolete Spare Part is returned within the time specified in the Quarterly Obsolescence Report or twelve (12) months from the date of original sale to the Distributor, whichever is later.

         4.7 NEW PRODUCT INTRODUCTION. Company, in consultation with Distributor, will develop comprehensive product introduction programs addressing the issues of: (i) documentation of procedures, processes, marketing and product specifications; (ii) installation, support and criteria; (iii) training, certification and transition responsibility; (iv) strategic location of demonstration units and trade show demonstrations; (v) process and process support requirements of Distributor; (vi) identification of strategic accounts; (vii) beta site support criteria; (viii) Spare Parts issues; and (ix) recommended Spare Parts and return goods policy.

         4.8 NEWLY ACQUIRED PRODUCTS. If Company, acquires or otherwise merges with an existing Company with a direct sales presence in Distributor's territory, the Company retains the right to operate those sales and services offices and to use them to support the acquired Company's Products in those areas notwithstanding any other provision of this Agreement.

         4.9 NEW PRODUCT INSTALLATION. For the first two installations of a new product in each of Asia and Europe, FSI will provide service personnel to assist with support and direction with Distributor's support, generally until product acceptance.

         4.10 PRODUCT PERFORMANCE. Company is responsible for designing and delivering Products capable of achieving published specifications. Company and Distributor will follow an escalation policy to address any performance issues relating to the Product's specifications. If the escalation policy fails to resolve the issue, upon mutual agreement, such failure may result in additional charges to the Company.

5.       TERMS AND TERMINATION

                                     11.

         5.1 TERMINATION; RENEWAL. This Agreement shall take effect as of the Effective Date and continue until terminated. The Company or Distributor may terminate this Agreement on or after January 31, 2000 by giving one (1) year prior written notice. Neither party shall be entitled to any compensation, indemnity, damages, or other payment in the event of termination in accordance herewith. Each party hereby waives the application of any law providing for such payment or restricting termination as provided herein. Notwithstanding the above provisions of this Section 5.1, if at any time during the initial or any subsequent term of this Agreement Distributor completes an Initial Public Offering (as defined below), and provided that Company continues to hold at least 20% of the Common Stock of Metron outstanding immediately prior to such Initial Public Offering and FSI has not prior to the closing of the Initial Public Offering provided Distributor with a termination notice, then this Agreement shall continue for a term of two
(2) years from the date of the closing of the Initial Public Offering (the "IPO term"). Either party may terminate this Agreement effective at any time on or after the expiration of such IPO term by providing at least 12 months prior written notice (which notice may be given during or after the IPO term). Furthermore, if after the date hereof the Distribution Agreement between Distributor and Fluoroware, Inc. is amended to deal in any manner with the term and/or termination of such Distribution Agreement in connection with a public offering by Metron or fails to deal with such event (the "Fluoroware Amendment"), and if such terms contained in the Fluoroware Amendment regarding the term and termination are more favorable to Fluoroware with respect thereto than are the preceding two sentences to Company, then this Agreement shall be amended so as to include the terms of the Fluoroware Amendment regarding the term and termination and the parties hereto agree to take all action necessary to affect such amendment.

         The term "Initial Public Offering" shall mean the first public offering of shares of Distributor Common Stock in the United States registered under the Securities Act of 1933, as amended, in which Distributor receives at least $20,000,000 in aggregate net proceeds from the sale of such stock and which is closed by June 30, 2000.

         Notwithstanding anything contained above in this Section 5.1, this Agreement may be terminated at any time by either party with one (1) year notice to the other party upon the happening of any of the following events: (i) sale of all or substantially all of the Company or Distributor; (ii) an acquisition involving more than 50% of the assets of Company or Distributor other than the "Initial Public Offering" of Distributor; (iii) a merger or consolidation involving Distributor or Company in which 40% or more of the new entity is owned by persons other than the respective shareholders of Company or Distributor (as the case may be) immediately preceding the effective date of the merger; or (iv) the sale of a Division of Company, in which case the termination shall be limited to the Division sold or the Products related to such sale.

         5.2 ORDERS. Orders for Products accepted by Company as of the date of termination of this Agreement which have not been delivered as of such date shall be processed under the terms of this Agreement, subject to Distributor's ability to provide adequate assurance of payment to Company for such Products. Upon termination, if requested by Company, Distributor shall assemble and deliver to Company all records pertaining to past, current and pending orders for Products. Termination of this Agreement shall not affect accrued rights of Company which by their nature are intended to survive termination. In all events, such terminated Distributor shall work towards a transition plan to address customer support, warranty, and spare parts.

                                     12.

         5.3 DEFAULT: FAILURE TO CURE. This Agreement also may be terminated by Company with one hundred eighty (180) days written notice if Distributor defaults in performance of any of its obligations under Article 1, Sections
1.1 or 1.2, Articles 2, 3 or Article 6, Sections 6.1, 6,2, 6.4, 6.6 or 6.8 of this Agreement if Distributor was first given 180 days' prior written notice of the default, an opportunity to cure such default and informed at the time of the notice of default that failure to cure could result in termination.

         5.4 DEFAULT: INSOLVENCY. If Distributor shall be the subject of any judicial or non-judicial bankruptcy or insolvency proceeding, or becomes insolvent, or if a receiver, liquidator or administrator of the Distributor's property or any part thereof is appointed by a court of competent authority, or if Distributor shall make an assignment for the benefit of creditors, Company may terminate this Agreement by giving written notice to the Distributor, its legal representative or assigns, as the case may be. Any termination, whether for default or otherwise, shall not relieve Distributor from liability for amounts owed to Company.

         5.5 WAIVER: REPURCHASE OF INVENTORY. Distributor hereby waives any right or claim to damages or compensation resulting from Company's decision not to extend this Agreement. If this Agreement is terminated or expires, Company may, at its option, repurchase inventory from Distributor in accordance with the Company's Spare Parts Policy. Notwithstanding the provisions of Attachment E, if Company has given notice of a termination other than for breach of the Agreement by Distributor, it shall repurchase those spare parts in Distributor's inventory, which were purchased within two years of the termination, at Distributor's cost and will purchase at its depreciated value any demonstration equipment of Products from Distributor. In addition, FSI shall become responsible for service, warranty and other obligations of Distributor with respect to Company's Products following the effective date of the termination and Distributor agrees to sign its obligations to Company subject to mutual agreement by the parties as to an appropriate amount of compensation to be paid to Company to assume Distributor's obligations with its customers for Company Products. Company reserves the right to reasonably reject any Spare Part which is not in the condition as originally delivered to Distributor or which does not meet Company's current design standards.

         5.6 TERMS APPLYING AFTER TERMINATION. If this Agreement is terminated or expires, the terms of this Agreement shall continue to apply to the Products then owned, possessed or controlled by Distributor. Termination of this Agreement will not release either party from any obligation accrued prior to the effective date of termination.

6.       MISCELLANEOUS

         6.1 CONFIDENTIAL DATA AND INFORMATION. Distributor shall neither use nor disclose to any third parties any confidential information concerning the business, affairs, or Products of Company which Distributor may acquire during the course of its activities under this Agreement (or any prior agreements between Company and Distributor), provided, however, Distributor may make such disclosures to prospective or actual customers subject to a confidentiality agreement. As used herein confidential information of Company shall include but not be limited to any confidential or proprietary information or compilation of information acquired by or disclosed to Distributor which relates to the business, products, markets or research or planning activities of FSI, whether or not expressly designated by FSI as "Confidential" or "Proprietary".

                                     13.

FSI Confidential Information also includes inventions made, strategies, forecasts, research and development plans of FSI, FSI customer lists, supplier lists, and information about FSI's computer systems and networks. Distributor shall take any and all necessary precautions to prevent unauthorized disclosures including, but not limited to, Confidentiality Agreements, Non-Compete Agreements and/or Invention Assignment Agreements with its employees in the form attached hereto as Exhibit F. The Confidentiality Agreement must be signed by Distributor. Fully-executed copies shall be filed with the Company. To the extent practical, Distributor will follow Company's confidentiality guidelines, once finalized, and the parties agree to protect the confidential information of third parties that is exchanged between them in writing, using a reasonable of care, but in no event less than the same degree of care it uses to protect its own confidential information.

         6.2 FINANCIAL CONDITION. If Distributor defaults in any financial obligation hereunder, or if its financial condition is inadequate in Company's opinion to justify extension of credit of further shipments of Products, then Company may cancel any outstanding order for Products or delay any shipment of Products to Distributor, unless adequate assurance of payment is provided. Company may require execution of a security agreement or an irrevocable letter of credit by Distributor at any time as a condition of sale of Products to Distributor hereunder.

         6.3 AFFILIATES OF COMPANY. Company reserves the right, upon written notice to Distributor to assign to any company affiliated with Company (herein called "Company Affiliate") responsibility for filling orders for Company Products from Distributor. Distributor agrees to place orders with such Company affiliate, and make payment as above in accordance with such notice. Sales made by such Company affiliate pursuant to this Section shall be deemed to be sales of Company Products made to Distributor hereunder.

         6.4 MAINTENANCE OF RECORDS. Distributor shall keep accurate accounts and records of all transactions covered by this Agreement, and shall permit Company or its agents at any time during normal business hours to examine such accounts and records. Company's right to examine such accounts and records shall cease one year after the termination of this Agreement.

         6.5 IRREPARABLE HARM. Any breach by Distributor under Sections 2.5 or 2.16, Article 3 or Sections 6.1. 6.21 or 6.22 hereof shall be deemed to have caused irreparable injury to Company which is not compensable by an adequate remedy at law. In such event, Company shall be entitled, in addition to any other remedy permitted by law, to injunctive relief in respect of such breach, plus an award of all costs and actual attorney's fees, incurred in enforcing the same.

         6.6 COMPLIANCE WITH GOVERNMENTAL REGULATIONS. In the event any law or regulation is enacted in a country listed in Exhibit B, Part I attached hereto, which commercially frustrates Company's purpose in entering into this Agreement or its ability to perform hereunder, Company shall have the right, in its sole discretion, upon 60 days notice, notwithstanding any other provisions of this Agreement to immediately terminate this Agreement as to the affected Territory or to modify unilaterally that portion of the Agreement which has been so affected.

         6.7 FORCE MAJEURE. Each party shall be excused from its obligation to order or deliver Products under this Agreement in the event of national emergency, war, acts of God,

                                     14.

prohibitive government regulations or other causes beyond the reasonable control of such party if such event renders performance of this Agreement impossible. If the event renders performance impossible for a period exceeding sixty (60) days, either party may terminate this Agreement effective immediately by giving the other party written notice of its intention to do so and Distributor shall immediately pay all sums owed to Company.

         6.8 NON-ASSIGNABILITY. This Agreement may not be assigned by Distributor, nor may any duty of obligation hereunder be delegated to any party without the prior written consent of Company. Any permitted assignee shall enter into a new distributorship agreement with Company upon request.

         6.9 NOTICE. All notices required to be given hereunder shall be deemed to have been effectively given only when delivered personally to an officer of the applicable party, or when first sent by facsimile transmission and confirmed by registered mail, addressed to the applicable party at its address set forth below, or at such other address as such party may hereafter designate as the appropriate address for the receipt of such notice:

To the Company at:     FSI International, Inc.              With a copy to:  Luke R. Komarek
                       Attention:  Benno Sand                                General Counsel
                       322 Lake Hazeltine Drive                              322 Lake Hazeltine Drive
                       Chaska, Minnesota  55318                              Chaska, MN  55318
                       U.S.A.                                                 U.S.A.

To the Distributor at: Metron Technology B.V.               With a copy to:  Metron Technology Ltd.
                       Attention:  Edward Segal                              Attn:  Chris Levett-Prinsep
                       1350 Old Bayshore Highway, Suite 360                  6 & 7 Grafton Way
                       Burlingame, California  94010                         Bassingstoke, Hampshire
                       U.S.A.                                                England  RG226HY

         6.10 CONSTRUCTION OF AGREEMENT. This instrument and the attached Exhibits constitutes the entire Agreement of the parties with respect to the subject matter thereof and shall be construed in accordance with the laws of the State of Minnesota without regard to choice of law doctrine. The United Nations Convention on Contracts for the International Sale of Goods will not be applicable to this Agreement or the transactions contemplated hereunder. For purposes of resolving any issue pertaining to conflict of laws, this Agreement shall be deemed to be fully and solely executed, performed, and observed in the State of Minnesota. The parties consent to personal jurisdiction in the State of Minnesota and to accept service of process with respect to any action or proceeding brought in any court as provided in the following sentence. Distributor and Company agree that any action brought by either party shall be filed only in the United States District Court for the District of Minnesota.

         6.11 COMPLIANCE WITH LAWS AND REGULATIONS. Distributor shall comply with all applicable laws and regulations during the course of performance of this Agreement and in related activities. Should registration of this Agreement with governmental authorities be required under the local laws of the Territory, Distributor shall comply with such registration

                                       15.

requirements and provide proof of such compliance to Company. Distributor shall not directly or indirectly, engage in any acts which would constitute a violation of United States laws and regulations, including but not limited to laws and regulations governing exports of products or technology, the Foreign Corrupt Practices Act and the AntiBoycott Act.

         6.12 EXECUTION. This Agreement shall be executed in duplicate but shall not be binding upon Company until a copy, signed by the Distributor, is and executed by Company.

         6.13 ALTERNATIVE DISPUTE RESOLUTION. The parties shall first attempt to resolve any dispute arising out of or relating to this Agreement in accordance with the procedures specified below.

              6.13.1 The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibilities for administration of this contract. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (i) a statement of such party's position and a summary of arguments supporting that position, and (ii) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within thirty (30) days after delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored.

              6.13.2 If the matter has not been resolved within sixty (60) days of the disputing partys notice, or if the parties fail to meet within thirty (30) days of such notice, either party may initiate mediation of the controversy or claim as provided below in Section 6.13.3.

              6.13.3 If the dispute has not been resolved by negotiation as provided above, the parties shall endeavor to settle the dispute by mediation through JAMS/Endispute under its then current Rules. The neutral third party mediator will be selected from the JAMS/Endispute Panels of Neutrals, with the assistance of JAMS/Endispute, unless the parties agree otherwise.

              6.13.4 All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

              6.13.5 If the parties fail to resolve the dispute through mediation within 45 days of the request for mediation, then either party may pursue its remedies in Federal District Court of Minnesota.

              6.13.6 Notwithstanding the above provisions of this Section 6.13, the parties shall not be required to attempt to negotiate or mediate the dispute if it relates to a breach of the provisions of Sections 2.5, 2.16, 2.17, 2.18, 5.1, 5.3, 6.1, 6.21, 6.22 and Article 3 or to Distributor's
financial obligations.

                                       16.

         6.14 GOVERNING LANGUAGE. The governing language of this Agreement shall be English.

         6.15 WAIVER OF BREACH. The failure of either party to require the performance of any term of this Agreement or the waiver by either party of the breach of any term of this Agreement shall not prevent a subsequent enforcement of such term, nor be deemed a waiver of any subsequent breach.

         6.16 BENEFIT. This Agreement shall be binding upon the legal representatives, successors, and assigns of Company and of Distributor.

         6.17 NO OTHER AGREEMENTS. Except as expressly contemplated in this Agreement, there are no other agreements, oral or written, between the parties effecting this Agreement or relating in any way to the selling or servicing of Products. This Agreement supersedes all previous negotiations and agreements between the parties.

         6.18 AMENDMENTS. No change or addition to any portion of this Agreement shall be valid or binding upon either party unless mutually agreed to in writing.

         6.19 SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, the provision shall be deemed to be severable from the remainder of this Agreement and shall not cause the invalidity of the remainder of this Agreement.

         6.20 SOLICITATION OF EMPLOYEES. Company and Distributor agree that during the term, of the Agreement and for a period of six months thereafter it nor its successor company, will not directly or indirectly solicit the other party's employees or alternatively will agree upon an appropriate amount of compensation for each individual solicited and hired by it.

         6.21 COMPETING PRINCIPAL. If an existing principal of Distributor becomes a competitor of the Company, Distributor must choose within sixty
(60) days thereafter which principal's competing product it intends to present and shall terminate its representation of the other principal for product in the geographic area where it has been or is authorized to represent both products as soon as possible but no later than six months from the date of its election. Further, to reduce the likelihood of such conflicts, Distributor will provide a quarterly report to Company of principals of whom it is negotiating and the Company must indicate whether or not it objects to proposed principal and, if so, the basis for its objection shall be provided to Distributor.

         6.22 RESALE OF EQUIPMENT. Distributor agrees not to resell or refurbish Company Equipment without Company's written consent.

         6.23 SIGNATURES. This Agreement may be executed in counterparts and facsimile signatures shall be considered originals.

                                       17.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

METRON TECHNOLOGY, B.V.                     FSI INTERNATIONAL, INC.

By:       \s\ Ed Segal                      By:     \s\ Joel Elftmann
   -------------------------------             -------------------------------
         Ed Segal                                    Joel Elftmann

Its:  Managing Director                     Its:  Chairman and Chief Executive
                                                  Officer

By:    \s\ Chris Levett-Prinsep
    -------------------------------
         Chris Levett-Prinsep

Its:  Managing Director


                                         18.